Exhibit 4.1

ENBRIDGE INC.

OFFICERS’ CERTIFICATE
PURSUANT TO SECTIONS 102, 201, AND 301 OF THE INDENTURE

We, Maximilian G. Chan, Vice President, Treasury & Enterprise Risk, and Karen K.L. Uehara, Vice President & Corporate Secretary, of Enbridge Inc., a corporation duly incorporated under the Companies Act of the Northwest Territories and continued and existing under the Canada Business Corporations Act (the “Company”), in connection with the issuance by the Company on the date hereof of US$750,000,000 aggregate principal amount of the Company’s Floating Rate Senior Notes due 2022 (the “Notes”), each hereby certify pursuant to Sections 102, 201 and 301 of the Indenture, dated as of February 25, 2005, between the Company and Deutsche Bank Trust Company Americas, as Trustee (the “Trustee”), as amended and supplemented by the First Supplemental Indenture, dated as of March 1, 2012, between the Company and the Trustee, and as further amended and supplemented by the Sixth Supplemental Indenture, dated as of May 13, 2019, between the Trustee, the Company, Spectra Energy Partners, LP, a Delaware limited partnership (“SEP”), and Enbridge Energy Partners, L.P., a Delaware limited partnership (“EEP” and, together with SEP, the “Guarantors”) (the indenture as amended and supplemented, the “Indenture”), that:

1.	The undersigned has read all of the conditions (including all definitions relating thereto) set forth in the Indenture for the authorization, issuance, authentication and delivery of the Notes.

2.	The undersigned has examined the documents submitted by the Company to the Trustee relating to the Notes and certain other Company documents and records, including the Resolutions of the Board of Directors of the Company (the “Board”) referred to below and the actions of the Vice President, Treasury & Enterprise Risk and the Vice President & Corporate Secretary of the Company referred to below.

3.	The undersigned has made such examination or investigation as is necessary to enable him or her, as the case may be, to express the informed opinion set forth in Paragraph 4 of this Certificate.

4.	In the opinion of the undersigned, the conditions of the applicable provisions of the Indenture have been complied with in connection with the issuance of the Notes.

5.	On February 18, 2020, in accordance with the Resolutions approved by the Board of Directors of the Company at meetings of the Board held on February 12 and 13, 2019 and November 25, 2019, certain of the Authorized Officers (as defined in the Resolutions), following discussions by telephone among the officers of the Company and the Underwriters (as defined below) with respect to the terms to be established in respect of the issue and sale of the Notes to the several Underwriters pursuant to the Underwriting Agreement, dated as of February 18, 2020, among the Company and each of the Guarantors and BofA Securities, Inc. and J.P. Morgan Securities LLC (the “Underwriters”), and the resale by the Underwriters of the Notes to the public, agreed upon and set the terms concerning the issue of the Notes, in accordance with Section 301 of the Indenture. The terms and form of the Notes are attached hereto as Exhibits A and B, respectively.

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IN WITNESS WHEREOF, each of the undersigned has executed this Certificate on behalf of the Company as of this 20th day of February, 2020.

Enbridge Inc.

By:	/s/ Maximilian G. Chan
	Name:	Maximilian G. Chan
	Title:	Vice President, Treasury & Enterprise Risk

By:	/s/ Karen K.L. Uehara
	Name:	Karen K.L. Uehara
	Title:	Vice President & Corporate Secretary

[Signature Page to Officer’s Certificate Pursuant to Indenture]

Exhibit A

Terms of US$750,000,000 Floating Rate Senior Notes due 2022

Capitalized terms used but not defined herein shall have the meanings given to such terms in the Indenture.

(1)	Title of Securities: “Floating Rate Senior Notes due 2022” (the “Notes”).

(2)	Total Aggregate Principal Amount of Notes to be initially issued and sold to the Underwriters for Resale to the Public: US$750,000,000. The Company may, at any time, and from time to time, issue additional Notes under the Indenture in unlimited amounts having the same terms as the Notes, and such additional Notes will, together with the then existing Notes and any notes which may be issued in exchange or substitution therefor, constitute a single series of notes under the Indenture.

(3)	Guarantees: In accordance with Section 1401 of the Indenture, the Notes are guaranteed by both Guarantors.

(4)	Maturity Date: February 18, 2022.

(5)	Interest: The Notes will bear interest at a rate of three-month LIBOR (as defined below) plus 0.50% per annum; provided, that the rate shall not be less than 0.00%.

(a) If any Interest Payment Date would otherwise be a day that is not a Business Day (as defined below) (other than the Interest Payment Date that is also the maturity date), the Interest Payment Date will be postponed to the immediately succeeding day that is a Business Day, except that if that Business Day is in the immediately succeeding calendar month, the Interest Payment Date shall be the immediately preceding Business Day. If the maturity date is not a Business Day, payment of principal and interest will be made on the next succeeding Business Day, and no interest will accrue for the period from and after the maturity date.

(b) Interest on the Notes will accrue from February 20, 2020.

(c) The interest rate on the Notes will be reset quarterly on February 18, May 18, August 18 and November 18 of each year, as applicable (each, an “Interest Reset Date”). The Notes will bear interest at a rate of three-month LIBOR for the applicable Interest Period or Initial Interest Period (each as defined below) plus 0.50% per annum (50 basis points); provided that the rate shall not be less than 0.00%; The interest rate for the Initial Interest Period will be three-month LIBOR, determined as of two London business days prior to the original issue date, plus 0.50% per annum (50 basis points). The “Initial Interest Period” will be the period from and including the original issue date to but excluding the initial Interest Payment Date. Thereafter, each “Interest Period” will be the period from and including an Interest Payment Date to but excluding the immediately succeeding Interest Payment Date; provided, that the final Interest Period for the Notes will be the period from and including the Interest Payment Date immediately preceding the maturity date of such Notes to but excluding the maturity date.

(d) If any Interest Reset Date would otherwise be a day that is not a Business Day, the Interest Reset Date will be postponed to the immediately succeeding day that is a Business Day, except that if that Business Day is in the immediately succeeding calendar month, the Interest Reset Date shall be the immediately preceding Business Day.

(e) The interest rate in effect on each day will be (i) if that day is an Interest Reset Date, the interest rate determined as of the Interest Determination Date (as defined below) immediately preceding such Interest Reset Date or (ii) if that day is not an Interest Reset Date, the interest rate determined as of the Interest Determination Date immediately preceding the most recent Interest Reset Date or the original issue date, as the case may be.

(f) The interest rate applicable to each Interest Period commencing on the related Interest Reset Date, or the original issue date in the case of the Initial Interest Period, will be the rate determined as of the applicable Interest Determination Date. The “Interest Determination Date” will be the second London business day immediately preceding the original issue date, in the case of the Initial Interest Period, or thereafter, the second London business day immediately preceding the immediately preceding Interest Reset Date.

(g) The Trustee, or its successor appointed by the Company, will act as calculation agent (the “Calculation Agent”). “Three-month LIBOR” will be determined by the Calculation Agent as of the applicable Interest Determination Date in accordance with the following provisions:

(i) With respect to an Interest Determination Date, three-month LIBOR will be the three-month rate for deposits in U.S. dollars, commencing on the second London business day immediately following that Interest Determination Date, that appears on the display on Reuters (or any successor service) on the LIBOR 01 page (or any other page as may replace such page on such service or any such successor service, as the case may be) for the purpose of displaying the London interbank rates of major banks for U.S. dollars (the “LIBOR Page”) as of 11:00 A.M., London time, on that Interest Determination Date.

(ii) If the rate referred to in subparagraph (i) above does not appear on the LIBOR Page by 11:00 A.M., London time, on such Interest Determination Date, three-month LIBOR will be determined as follows:

(1) Except as provided in clause (2) below, the Calculation Agent will select (after consultation with the Company) four major reference banks (which may include one or more of the underwriters or their affiliates) in the London interbank market and will request the principal London office of each of those four selected banks to provide the Calculation Agent with such bank’s quotation of the rate at which three-month U.S. dollar deposits, commencing on the second London business day immediately following such Interest Determination Date, are offered to prime banks in the London interbank market at approximately 11:00 A.M., London time, on such Interest Determination Date and in a principal amount of not less than $1,000,000 that is representative for a single transaction in such market at such time.

•	If at least two such quotations are provided, then three-month LIBOR for such Interest Determination Date will be the arithmetic mean of such quotations.

•	If fewer than two quotations are provided, then three-month LIBOR for such Interest Determination Date will be the arithmetic mean of the rates quoted as of approximately 11:00 A.M. in the City of New York on such Interest determination date by three major banks (which may include one or more of the underwriters or their affiliates) in the City of New York selected by the Calculation Agent (after consultation with the Company) for three-month U.S. dollar loans, commencing on the second London business day immediately following such Interest Determination Date, and in a principal amount of not less than $1,000,000 that is representative for a single transaction in such market at such time; provided, however, that if the banks selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the rate of interest in effect for the applicable period will be the same as the interest rate in effect on such Interest Determination Date.

(2) Notwithstanding clause (1) above, if the Company or the Company’s Designee (as defined below) determine on or prior to the relevant Interest Determination Date that a Benchmark Transition Event and its related Benchmark Replacement Date (each, as defined below) have occurred with respect to three-month LIBOR, then the provisions set forth below under “Effect of Benchmark Transition Event”, which is referred to as the “Benchmark Transition Provisions”, will thereafter apply to all determinations of the rate of interest payable on the Notes. In accordance with the Benchmark Transition Provisions, after a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, the amount of interest that will be payable for each interest period will be an annual rate equal to the sum of the Benchmark Replacement (as defined below) and the applicable margin of 0.50%.

(h) All percentages resulting from any calculation of any interest rate for the Notes will be rounded, if necessary, to the nearest one hundred thousandth of a percentage point, with five one-millionths of a percentage point rounded upward (e.g., 9.876545% (or .09876545) would be rounded to 9.87655% (or .0987655)), and all dollar amounts will be rounded to the nearest cent, with one-half cent being rounded upward. Any percentage resulting from any calculation of any interest rate for the Notes less than 0.00% will be deemed to be 0.00% (or .0000).

(i) The interest rate on the Notes will in no event be higher than the maximum rate permitted by New York law as the same may be modified by United States law of general application. Additionally, the interest rate on the Notes will in no event be lower than zero.

(j) The establishment of three-month LIBOR for each Interest Period by the Calculation Agent (including, for the avoidance of doubt, at the Company’s direction in the case of clause (g)(ii)(2) of the definition of three-month LIBOR) or in accordance with the Benchmark Transition Provisions, as applicable, shall (in the absence of manifest error) be final and binding on the Company, the Calculation Agent and the Holders of the Notes. For the avoidance of doubt, any adjustments made pursuant to clause (g)(ii)(2) of the definition of three-month LIBOR, or the Benchmark Transition Provisions, shall not be subject to the vote or consent of the Holders of the Notes, and the Company may, without the vote or consent of the holders of the affected Notes, amend or supplement the affected Notes to reflect the implementation of the terms of this clause and, if applicable, the Benchmark Transition Provisions.

(k) The Calculation Agent’s determination of any interest rate, and its calculation of the amount of interest for any Interest Period, will be on file at the Company’s principal offices, will be made available to any holder of the Notes upon request and will be final and binding in the absence of manifest error. If at any time the Trustee is not the Calculation Agent, the Company will notify (or cause the Calculation Agent to notify) the Trustee of each determination of the interest rate applicable to the Notes promptly after such determination is made.

(l) Effect of Benchmark Transition Event.

(i) Benchmark Replacement. If the Company or the Company’s designee (which may be the Calculation Agent only if the Calculation Agent consents to such appointment in its sole discretion with no liability therefor, a successor Calculation Agent, or such other designee of the Company acting as the Company’s agent as described in these Benchmark Transition Provisions (any of such entities, a “Designee”)) determine that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any determination of the Benchmark on any date, the Benchmark Replacement will replace the then-current Benchmark for all purposes relating to the Notes in respect of such determination on such date and all determinations on all subsequent dates.

(ii) Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, the Company or the Company’s Designee will have the right to make Benchmark Replacement Conforming Changes from time to time.

(iii) Decisions and Determinations. Any determination, decision or election that may be made by the Company or the Company’s Designee pursuant to clause (g)(ii)(2) of the definition of three-month LIBOR or these Benchmark Transition Provisions, including any determination with respect to tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error, will be made in the Company’s or the Company’s Designee’s sole discretion, and, notwithstanding anything to the contrary in the documentation relating to the Notes, shall become effective without consent from the Holders of the Notes or any other party. In connection with any determination, decision or election pursuant to clause (g)(ii)(2) in the definition of three-month LIBOR or these Benchmark Transition Provisions, the Company may, in the Company’s sole discretion, designate any affiliate or agent of the Company, any affiliate of the Company’s agent or any other person to make one or more determinations, decisions or elections on a temporary or permanent basis, and the Company may, in the Company’s sole discretion, revoke any such designation. Any person so designated in accordance with the immediately preceding sentence will be a “designee” for purposes of these Benchmark Transition Provisions for so long as such designation remains in effect.

(m) For purposes of this Section 5, the following defined terms apply:

“Benchmark” means, initially, three-month LIBOR; provided that, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to three-month LIBOR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement.

“Benchmark Replacement” means the Interpolated Benchmark with respect to the then-current Benchmark, plus the Benchmark Replacement Adjustment for such Benchmark; provided that, if the Company or the Company’s Designee cannot determine the Interpolated Benchmark as of the Benchmark Replacement Date, then “Benchmark Replacement” means the first alternative set forth in the order below that can be determined by the Company or the Company’s Designee as of the Benchmark Replacement Date:

(1)       the sum of: (a) Term SOFR and (b) the Benchmark Replacement Adjustment;

(2)       the sum of: (a) Compounded SOFR and (b) the Benchmark Replacement Adjustment;

(3)       the sum of: (a) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark for the applicable Corresponding Tenor and (b) the Benchmark Replacement Adjustment;

(4)       the sum of: (a) the ISDA Fallback Rate and (b) the Benchmark Replacement Adjustment;

(5)       the sum of: (a) the alternate rate of interest that has been selected by the Company or the Company’s Designee as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar denominated floating rate notes at such time and (b) the Benchmark Replacement Adjustment.

“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by the Company or the Company’s Designee as of the Benchmark Replacement Date:

(1)       the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero), that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;

(2)       if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, then the ISDA Fallback Adjustment;

(3)       the spread adjustment (which may be a positive or negative value or zero) that has been selected by the Company or the Company’s Designee giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar denominated floating rate notes at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Interest Period”, timing and frequency of determining rates and making payments of interest, rounding of amounts or tenors, and other administrative matters) that the Company or the Company’s Designee decide may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if the Company or the Company’s Designee decide that adoption of any portion of such market practice is not administratively feasible or if the Company or the Company’s Designee determine that no market practice for use of the Benchmark Replacement exists, in such other manner as the Company or the Company’s Designee determine is reasonably necessary).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(1)       in the case of clause (1) or (2) of the definition of “Benchmark Transition Event”, the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark; or

(2)        in the case of clause (3) of the definition of “Benchmark Transition Event”, the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, (i) for purposes of the definitions of Benchmark Replacement Date and Benchmark Transition Event, references to the Benchmark also include any reference rate underlying such Benchmark (for example, if the Benchmark becomes Compounded SOFR, references to the Benchmark would include SOFR), and (ii) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(1)        a public statement or publication of information by or on behalf of the administrator of the Benchmark announcing that such administrator has ceased or will cease to provide the Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark;

(2)        a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark, the central bank for the currency of the Benchmark, an insolvency official with jurisdiction over the administrator for the Benchmark, a resolution authority with jurisdiction over the administrator for the Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of the Benchmark has ceased or will cease to provide the Benchmark permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark; or

(3)        a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

“Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in the City of New York or in the applicable Place of Payment, if other than the City of New York, are authorized or obligated by law or executive order to close.

“Compounded SOFR” means the compounded average of SOFRs for the applicable Corresponding Tenor, with the rate, or methodology for this rate, and conventions for this rate being established by the Company or the Company’s Designee in accordance with:

(1)       the rate, or methodology for this rate, and conventions for this rate selected or recommended by the Relevant Governmental Body for determining Compounded SOFR; provided that:

(2)       if, and to the extent that, the Company or the Company’s Designee determine that Compounded SOFR cannot be determined in accordance with clause (1) above, then the rate, or methodology for this rate, and conventions for this rate that have been selected by the Company or the Company’s Designee giving due consideration to any industry-accepted market practice for U.S. dollar denominated floating rate notes at such time.

For the avoidance of doubt, the calculation of Compounded SOFR shall exclude the Benchmark Replacement Adjustment (if applicable) and the applicable margin of 0.50%.

“Corresponding Tenor” with respect to a Benchmark Replacement means a tenor (including overnight) having approximately the same length (disregarding business day adjustment) as the applicable tenor for the then-current Benchmark.

“Federal Reserve Bank of New York’s Website” means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source.

“Interpolated Benchmark” with respect to the Benchmark means the rate determined for the Corresponding Tenor by interpolating on a linear basis between: (1) the Benchmark for the longest period (for which the Benchmark is available) that is shorter than the Corresponding Tenor and (2) the Benchmark for the shortest period (for which the Benchmark is available) that is longer than the Corresponding Tenor.

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.

“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark for the applicable tenor.

“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.

“London business day” means a day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

“Reference Time” with respect to any determination of the Benchmark means (1) if the Benchmark is three-month LIBOR, 11:00 A.M. (London time) on the particular Interest Determination Date, and (2) if the Benchmark is not three-month LIBOR, the time determined by the Company or the Company’s Designee in accordance with the Benchmark Replacement Conforming Changes.

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

“SOFR” with respect to any day means the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark (or a successor administrator), on the Federal Reserve Bank of New York’s Website.

“Term SOFR” means the forward-looking term rate for the applicable Corresponding Tenor based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

(6)	Interest Payment Dates: February 18, May 18, August 18 and November 18 of each year, beginning May 19, 2020, subject to adjustment if any such day is not a Business Day.

(7)	Regular Record Dates for Interest Payable on any Interest Payment Date: The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name the Notes (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the February 4, May 4, August 4 and November 4 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name the Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of the Notes not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, in each case, all as more fully provided in the Indenture.

(8)	Place of Payment for the Notes: The places of payment of the principal of (and premium, if any) and any such interest on the Notes will be the office or agency of the Company maintained for that purpose, which initially shall be the Trustee’s corporate trust office in the City of New York and the Company’s corporate headquarters in Calgary, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, including by wire transfer of such payment to the person entitled to receive such payments as specified in the Security Register; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register. Notwithstanding the foregoing, payment of any amount payable in respect of a Global Security will be made in accordance with the applicable procedures of the Depositary.

(9)	Optional Redemption: Other than as described in Paragraph (11) below, the Notes are not redeemable prior to their maturity.

(10)	Additional Amounts:

The Company will, subject to the exceptions and limitations set forth below, pay to the Holder of a Note who is a non-resident of Canada under the Income Tax Act (Canada) such additional amounts as may be necessary so that every net payment on such Note, after deduction or withholding by the Company or of any Paying Agent for or on account of any present or future tax, assessment or other governmental charge (including penalties, interest and other liabilities related thereto) imposed by the government of Canada (or any political subdivision or taxing authority thereof or therein) (collectively, “Canadian Taxes”) upon or as a result of such payment, will not be less than the amount provided in the Notes to be then due and payable (and the Company shall remit the full amount withheld to the relevant authority in accordance with applicable law); provided, however, that the Company will not be required to make any payment of additional amounts:

(a)	to any person in respect of whom such taxes are required to be withheld or deducted as a result of such person or any other person that has a beneficial interest in respect of any payment under the Notes not dealing at arm’s length with the Company (within the meaning of the Income Tax Act (Canada)), (ii) being a “specified shareholder” (as defined in subsection 18(15) of the Income Tax Act (Canada)) of the Company, or (iii) not dealing at arm’s length (for the purposes of the Income Tax Act (Canada)) with such a “specified shareholder”;

(b)	to any person by reason of such person being connected with Canada (otherwise than merely by holding or ownership of a Note or receiving any payments or exercising any rights thereunder), including without limitation a non-resident insurer who carries on an insurance business in Canada and in a country other than Canada;

(c)	for or on account of any tax, assessment or other governmental charge which would not have been so imposed but for: (i) the presentation by the Holder of a Note for payment on a date more than 30 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later; or (ii) the Holder’s failure to comply with any certification, identification, information, documentation or other reporting requirements if compliance is required by law, regulation, administrative practice or an applicable treaty as a precondition to exemption from or a reduction in the rate of deduction or withholding of, any such taxes, assessment or charge;

(d)	for or on account of any estate, inheritance, gift, sales, transfer, personal property tax or any similar tax, assessment or other governmental charge;

(e)	for or on account of any tax, assessment or other governmental charge required to be withheld by any Paying Agent from any payment to a person on a Note if such payment can be made to such person without such withholding by at least one other Paying Agent the identity of which is provided to such person;

(f)	for or on account of any tax, assessment or other governmental charge which is payable otherwise than by withholding from a payment on a Note;

(g)	any withholding or deduction imposed pursuant to: (i) Sections 1471 to 1474 of the U.S. Internal Revenue Code of 1986, as amended (“FATCA”), or any successor version thereof, or any similar legislation imposed by any other governmental authority, (ii) any treaty, law, regulation or other official guidance enacted by Canada implementing FATCA or an intergovernmental agreement with respect to FATCA or any similar legislation imposed by any other governmental authority, or (iii) any agreement between the Corporation or the Guarantors and the United States or any authority thereof implementing FATCA; or

(h)	for any combination of items (a), (b), (c), (d), (e), (f) and (g);

nor will additional amounts be paid with respect to any payment on a Note to a Holder who is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of Canada (or any political subdivision thereof) to be included in the income for Canadian federal income tax purposes of a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to payment of the additional amounts had such beneficiary, settlor, member or beneficial owner been the Holder of such Note.

The Company will furnish to the Holders of the Notes by mail, within 30 days after the date of the payment of any Canadian Taxes is due under applicable law, certified copies of tax receipts or other documents evidencing such payment.

Wherever in the Notes or the Indenture there is mentioned, in any context, the payment of principal (and premium, if any), interest or any other amount payable under or with respect to the Notes, such mention shall be deemed to include mention of the payment of additional amounts to the extent that, in such context additional amounts are, were or would be payable in respect thereof.

(11)	Tax Redemption: The Notes will be subject to redemption at any time at a Redemption Price equal to the principal amount of the Notes, together with accrued and unpaid interest to the Redemption Date, upon the giving of notice by first-class mail at least 10 days, but not more than 60 days, before the Redemption Date to each Holder of the Notes to be redeemed, if the Company (or its successor) determines that (1) as a result of (A) any amendment to or change (including any announced prospective change) in the laws or related regulations of Canada (or the Company’s successor’s jurisdiction of organization) or of any applicable political subdivision or taxing authority or (B) any amendment to or change in an interpretation or application of such laws or regulations by any legislative body, court, governmental agency or regulatory authority announced or becoming effective on or after February 18, 2020, the Company has or will become obligated to pay, on the next Interest Payment Date for the Notes, additional amounts with respect to any notes of the series as described above, or (2) on or after February 18, 2020, any action has been taken by any taxing authority of, or any decision has been rendered by a court in, Canada (or the Company’s successor’s jurisdiction of organization) or any applicable political subdivision or taxing authority, including any of those actions specified in (1) above, whether or not the action was taken or decision rendered with respect to the Company, or any change, amendment, application or interpretation is officially proposed, which, in the opinion of the Company’s counsel, will result in the Company becoming obligated to pay, on the next Interest Payment Date, additional amounts with respect to any note of the series, and the Company has determined that the obligation cannot be avoided by the use of reasonable available measures.

(12)	Denominations: The Notes are issuable only in registered form without coupons in denominations of US$2,000 and integral multiples of US$1,000 thereof.

(13)	Sinking Fund: The Notes will not be subject to any sinking fund.

(14)	Defeasance and Covenant Defeasance: The Notes will be subject to defeasance and discharge as provided in Sections 1302 and 1303 of the Indenture.

(15)	Form of Securities: The Notes will be initially represented by fully registered global notes deposited in book-entry form with, or on behalf of, The Depository Trust Company (the “Depositary”), and registered in the name of Cede & Co., as nominee of the Depositary, or such other name as may be requested by an authorized representative of the Depositary. The Notes may be transferred or exchanged only through the Depositary and its participants, except under the circumstances specified in the Indenture.

Exhibit B

B-1

THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS NOTE MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A NOTE REGISTERED, AND NO TRANSFER OF THIS NOTE IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

ENBRIDGE INC.

Floating Rate Senior Notes due 2022

CUSIP No.: 29250N BB0

ISIN No.: US29250NBB01

No. R-	US$

ENBRIDGE INC., a corporation duly incorporated under the Companies Act of the Northwest Territories and continued and existing under the Canada Business Corporations Act (herein called the “Company,” which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of                                                   on February 18, 2022, and to pay interest thereon from February 20, 2020 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, quarterly on February 18, May 18, August 18 and November 18 in each year, commencing May 19, 2020, at the rate of the then applicable three-month LIBOR (calculated pursuant to the provisions set forth on the reverse of this Note) plus 0.50% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the February 4, May 4, August 4 and November 4 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes of this series may be listed, and upon such notice as may be required by such exchange, in each case, all as more fully provided in said Indenture. Interest will be computed and paid on the basis of a 360-day year consisting of twelve 30-day months.

Payment of the principal of (and premium, if any) and any such interest on this Note will be made at the office or agency of the Company maintained for that purpose in the City of New York and Calgary, Alberta, Canada, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, including by wire transfer of such payment to the person entitled to receive such payments as specified in the Security Register; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register. Notwithstanding the foregoing, payment of any amount payable in respect of a Global Security will be made in accordance with the applicable procedures of the Depositary.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

ENBRIDGE INC.

By:
Name:
Title:

By:
Name:
Title:

[Signature Page to Note]

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated: February ___, 2020

Deutsche Bank Trust Company Americas, As Trustee

By:
Name:
Title:

[Certificate of Authentication to Note]

(REVERSE OF NOTE)

Enbridge Inc.

Floating Rate Senior Notes due 2022

This Security is one of a duly authorized issue of securities of the Company (herein called the “Notes”), issued and to be issued in one or more series under an Indenture, dated as of February 25, 2005, between the Company and Deutsche Bank Trust Company Americas, as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), as amended and supplemented by the First Supplemental Indenture, dated as of March 1, 2012, between the Company and the Trustee, and as further amended and supplemented by the Sixth Supplemental Indenture, dated as of May 13, 2019, among the Company, Spectra Energy Partners, LP (“SEP”), Enbridge Energy Partners, L.P. (“EEP” and, together with SEP, the “Guarantors”) and the Trustee (herein called the “Indenture,” which term shall have the meaning assigned to it in such instrument), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Guarantors, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. This Note is one of the series designated as the Floating Rate Senior Notes due 2022 of the Company, issued in initial aggregate principal amount of $750,000,000.

If any Interest Payment Date would otherwise be a day that is not a Business Day (other than the Interest Payment Date that is also the maturity date), the Interest Payment Date will be postponed to the immediately succeeding day that is a Business Day, except that if that Business Day is in the immediately succeeding calendar month, the Interest Payment Date shall be the immediately preceding Business Day. If the maturity date is not a Business Day, payment of principal and interest will be made on the next succeeding Business Day, and no interest will accrue for the period from and after the maturity date.

Interest on the Notes will accrue from February 20, 2020.

The interest rate on the Notes will be reset quarterly on February 18, May 18, August 18 and November 18 of each year, as applicable (each, an “Interest Reset Date”). The Notes will bear interest at a rate of three-month LIBOR for the applicable Interest Period or Initial Interest Period (each as defined below) plus 0.50% per annum (50 basis points); provided that the rate shall not be less than 0.00%; The interest rate for the Initial Interest Period will be three-month LIBOR, determined as of two London business days prior to the original issue date, plus 0.50% per annum (50 basis points). The “Initial Interest Period” will be the period from and including the original issue date to but excluding the initial Interest Payment Date. Thereafter, each “Interest Period” will be the period from and including an Interest Payment Date to but excluding the immediately succeeding Interest Payment Date; provided, that the final Interest Period for the Notes will be the period from and including the Interest Payment Date immediately preceding the maturity date of such Notes to but excluding the maturity date.

If any Interest Reset Date would otherwise be a day that is not a Business Day, the Interest Reset Date will be postponed to the immediately succeeding day that is a Business Day, except that if that Business Day is in the immediately succeeding calendar month, the Interest Reset Date shall be the immediately preceding Business Day.

The interest rate in effect on each day will be (i) if that day is an Interest Reset Date, the interest rate determined as of the Interest Determination Date (as defined below) immediately preceding such Interest Reset Date or (ii) if that day is not an Interest Reset Date, the interest rate determined as of the Interest Determination Date immediately preceding the most recent Interest Reset Date or the original issue date, as the case may be.

The interest rate applicable to each Interest Period commencing on the related Interest Reset Date, or the original issue date in the case of the Initial Interest Period, will be the rate determined as of the applicable Interest Determination Date. The “Interest Determination Date” will be the second London business day immediately preceding the original issue date, in the case of the Initial Interest Period, or thereafter, the second London business day immediately preceding the immediately preceding Interest Reset Date.

The Trustee, or its successor appointed by the Company, will act as calculation agent (the “Calculation Agent”). “Three-month LIBOR” will be determined by the Calculation Agent as of the applicable Interest Determination Date in accordance with the following provisions:

(a) With respect to an Interest Determination Date, three-month LIBOR will be the three-month rate for deposits in U.S. dollars, commencing on the second London business day immediately following that Interest Determination Date, that appears on the display on Reuters (or any successor service) on the LIBOR 01 page (or any other page as may replace such page on such service or any such successor service, as the case may be) for the purpose of displaying the London interbank rates of major banks for U.S. dollars (the “LIBOR Page”) as of 11:00 A.M., London time, on that Interest Determination Date.

(b) If the rate referred to in subparagraph (i) above does not appear on the LIBOR Page by 11:00 A.M., London time, on such Interest Determination Date, three-month LIBOR will be determined as follows:

(1) Except as provided in clause (2) below, the Calculation Agent will select (after consultation with the Company) four major reference banks (which may include one or more of the underwriters or their affiliates) in the London interbank market and will request the principal London office of each of those four selected banks to provide the Calculation Agent with such bank’s quotation of the rate at which three-month U.S. dollar deposits, commencing on the second London business day immediately following such Interest Determination Date, are offered to prime banks in the London interbank market at approximately 11:00 A.M., London time, on such Interest Determination Date and in a principal amount of not less than $1,000,000 that is representative for a single transaction in such market at such time.

•                     If at least two such quotations are provided, then three-month LIBOR for such Interest Determination Date will be the arithmetic mean of such quotations.

•                     If fewer than two quotations are provided, then three-month LIBOR for such Interest Determination Date will be the arithmetic mean of the rates quoted as of approximately 11:00 A.M. in the City of New York on such Interest determination date by three major banks (which may include one or more of the underwriters or their affiliates) in the City of New York selected by the Calculation Agent (after consultation with the Company) for three-month U.S. dollar loans, commencing on the second London business day immediately following such Interest Determination Date, and in a principal amount of not less than $1,000,000 that is representative for a single transaction in such market at such time; provided, however, that if the banks selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the rate of interest in effect for the applicable period will be the same as the interest rate in effect on such Interest Determination Date. If at any time the Trustee is not the Calculation Agent, the Company will notify (or cause the Calculation Agent to notify) the Trustee of each determination of the interest rate applicable to the Notes promptly after such determination is made.

(2) Notwithstanding clause (1) above, if the Company or the Company’s Designee (as defined below) determine on or prior to the relevant Interest Determination Date that a Benchmark Transition Event and its related Benchmark Replacement Date (each, as defined below) have occurred with respect to three-month LIBOR, then the provisions set forth below under “Effect of Benchmark Transition Event”, which is referred to as the “Benchmark Transition Provisions”, will thereafter apply to all determinations of the rate of interest payable on the Notes. In accordance with the Benchmark Transition Provisions, after a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, the amount of interest that will be payable for each interest period will be an annual rate equal to the sum of the Benchmark Replacement (as defined below) and the applicable margin of 0.50%.

All percentages resulting from any calculation of any interest rate for the Notes will be rounded, if necessary, to the nearest one hundred thousandth of a percentage point, with five one-millionths of a percentage point rounded upward (e.g., 9.876545% (or .09876545) would be rounded to 9.87655% (or .0987655)), and all dollar amounts will be rounded to the nearest cent, with one-half cent being rounded upward. Any percentage resulting from any calculation of any interest rate for the Notes less than 0.00% will be deemed to be 0.00% (or .0000).

The interest rate on the Notes will in no event be higher than the maximum rate permitted by New York law as the same may be modified by United States law of general application. Additionally, the interest rate on the Notes will in no event be lower than zero.

The establishment of three-month LIBOR for each Interest Period by the Calculation Agent (including, for the avoidance of doubt, at the Company’s direction in the case of clause (b)(2) definition of three-month LIBOR) or in accordance with the Benchmark Transition Provisions, as applicable, shall (in the absence of manifest error) be final and binding on the Company, the Calculation Agent and the Holders of the Notes. For the avoidance of doubt, any adjustments made pursuant to clause (b)(2) of the definition of three-month LIBOR, or the Benchmark Transition Provisions, shall not be subject to the vote or consent of the Holders of the Notes, and the Company may, without the vote or consent of the holders of the affected Notes, amend or supplement the affected Notes to reflect the implementation of the terms of this clause and, if applicable, the Benchmark Transition Provisions.

The Calculation Agent’s determination of any interest rate, and its calculation of the amount of interest for any Interest Period, will be on file at the Company’s principal offices, will be made available to any holder of the Notes upon request and will be final and binding in the absence of manifest error.

Effect of Benchmark Transition Event

(a) Benchmark Replacement. If the Company or the Company’s designee (which may be the Calculation Agent only if the Calculation Agent consents to such appointment in its sole discretion with no liability therefor, a successor Calculation Agent, or such other designee of the Company acting as the Company’s agent as described in these Benchmark Transition Provisions (any of such entities, a “Designee”)) determine that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any determination of the Benchmark on any date, the Benchmark Replacement will replace the then-current Benchmark for all purposes relating to the Notes in respect of such determination on such date and all determinations on all subsequent dates.

(b) Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, the Company or the Company’s Designee will have the right to make Benchmark Replacement Conforming Changes from time to time.

(c) Decisions and Determinations. Any determination, decision or election that may be made by the Company or the Company’s Designee pursuant to clause (b)(2) of the definition of three-month LIBOR or these Benchmark Transition Provisions, including any determination with respect to tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error, will be made in the Company’s or the Company’s Designee’s sole discretion, and, notwithstanding anything to the contrary in the documentation relating to the Notes, shall become effective without consent from the Holders of the Notes or any other party. In connection with any determination, decision or election pursuant to clause (b)(2) in the definition of three-month LIBOR or these Benchmark Transition Provisions, the Company may, in the Company’s sole discretion, designate any affiliate or agent of the Company, any affiliate of the Company’s agent or any other person to make one or more determinations, decisions or elections on a temporary or permanent basis, and the Company may, in the Company’s sole discretion, revoke any such designation. Any person so designated in accordance with the immediately preceding sentence will be a “designee” for purposes of these Benchmark Transition Provisions for so long as such designation remains in effect.

“Benchmark” means, initially, three-month LIBOR; provided that if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to three-month LIBOR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement.

“Benchmark Replacement” means the Interpolated Benchmark with respect to the then-current Benchmark, plus the Benchmark Replacement Adjustment for such Benchmark; provided that if the Company or the Company’s Designee cannot determine the Interpolated Benchmark as of the Benchmark Replacement Date, then “Benchmark Replacement” means the first alternative set forth in the order below that can be determined by the Company or the Company’s Designee as of the Benchmark Replacement Date:

(1)       the sum of: (a) Term SOFR and (b) the Benchmark Replacement Adjustment;

(2)       the sum of: (a) Compounded SOFR and (b) the Benchmark Replacement Adjustment;

(3)       the sum of: (a) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark for the applicable Corresponding Tenor and (b) the Benchmark Replacement Adjustment;

(4)       the sum of: (a) the ISDA Fallback Rate and (b) the Benchmark Replacement Adjustment;

(5)       the sum of: (a) the alternate rate of interest that has been selected by the Company or the Company’s Designee as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar denominated floating rate notes at such time and (b) the Benchmark Replacement Adjustment.

“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by the Company or the Company’s Designee as of the Benchmark Replacement Date:

(1)       the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero), that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;

(2)       if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, then the ISDA Fallback Adjustment;

(3)       the spread adjustment (which may be a positive or negative value or zero) that has been selected by the Company or the Company’s Designee giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar denominated floating rate notes at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Interest Period”, timing and frequency of determining rates and making payments of interest, rounding of amounts or tenors, and other administrative matters) that the Company or the Company’s Designee decide may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if the Company or the Company’s Designee decide that adoption of any portion of such market practice is not administratively feasible or if the Company or the Company’s Designee determine that no market practice for use of the Benchmark Replacement exists, in such other manner as the Company or the Company’s Designee determine is reasonably necessary).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(1)       in the case of clause (1) or (2) of the definition of “Benchmark Transition Event”, the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark; or

(2)        in the case of clause (3) of the definition of “Benchmark Transition Event”, the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, (i) for purposes of the definitions of Benchmark Replacement Date and Benchmark Transition Event, references to the Benchmark also include any reference rate underlying such Benchmark (for example, if the Benchmark becomes Compounded SOFR, references to the Benchmark would include SOFR) and (ii) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(1)        a public statement or publication of information by or on behalf of the administrator of the Benchmark announcing that such administrator has ceased or will cease to provide the Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark;

(2)        a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark, the central bank for the currency of the Benchmark, an insolvency official with jurisdiction over the administrator for the Benchmark, a resolution authority with jurisdiction over the administrator for the Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of the Benchmark has ceased or will cease to provide the Benchmark permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark; or

(3)        a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

“Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in the City of New York or in the applicable Place of Payment, if other than the City of New York, are authorized or obligated by law or executive order to close. The places of payment of the principal of (and premium, if any) and any such interest on the Notes will be the office or agency of the Company maintained for that purpose, which initially shall be the Trustee’s corporate trust office in the City of New York and the Company’s corporate headquarters in Calgary.

“Compounded SOFR” means the compounded average of SOFRs for the applicable Corresponding Tenor, with the rate, or methodology for this rate, and conventions for this rate being established by the Company or the Company’s Designee in accordance with:

(1)       the rate, or methodology for this rate, and conventions for this rate selected or recommended by the Relevant Governmental Body for determining Compounded SOFR; provided that:

(2)       if, and to the extent that, the Company or the Company’s Designee determine that Compounded SOFR cannot be determined in accordance with clause (1) above, then the rate, or methodology for this rate, and conventions for this rate that have been selected by the Company or the Company’s Designee giving due consideration to any industry-accepted market practice for U.S. dollar denominated floating rate notes at such time.

For the avoidance of doubt, the calculation of Compounded SOFR shall exclude the Benchmark Replacement Adjustment (if applicable) and the applicable margin of 0.50%.

“Corresponding Tenor” with respect to a Benchmark Replacement means a tenor (including overnight) having approximately the same length (disregarding business day adjustment) as the applicable tenor for the then-current Benchmark.

“Federal Reserve Bank of New York’s Website” means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source.

“Interpolated Benchmark” with respect to the Benchmark means the rate determined for the Corresponding Tenor by interpolating on a linear basis between: (1) the Benchmark for the longest period (for which the Benchmark is available) that is shorter than the Corresponding Tenor and (2) the Benchmark for the shortest period (for which the Benchmark is available) that is longer than the Corresponding Tenor.

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.

“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark for the applicable tenor.

“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.

“London business day” means a day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

“Reference Time” with respect to any determination of the Benchmark means (1) if the Benchmark is three-month LIBOR, 11:00 A.M. (London time) on the particular Interest Determination Date, and (2) if the Benchmark is not three-month LIBOR, the time determined by the Company or the Company’s Designee in accordance with the Benchmark Replacement Conforming Changes.

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

“SOFR” with respect to any day means the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark (or a successor administrator), on the Federal Reserve Bank of New York’s Website.

“Term SOFR” means the forward-looking term rate for the applicable Corresponding Tenor based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

Interest will be computed and paid on the basis of a 360-day year consisting of twelve 30-day months.

The Company will, subject to the exceptions and limitations set forth below, pay to the Holder of a Note who is a non-resident of Canada under the Income Tax Act (Canada) such additional amounts as may be necessary so that every net payment on such Note, after deduction or withholding by the Company or of any Paying Agent for or on account of any present or future tax, assessment or other governmental charge (including penalties, interest and other liabilities related thereto) imposed by the government of Canada (or any political subdivision or taxing authority thereof or therein) (collectively, “Canadian Taxes”) upon or as a result of such payment, will not be less than the amount provided in the Notes to be then due and payable (and the Company shall remit the full amount withheld to the relevant authority in accordance with applicable law); provided, however, that the Company will not be required to make any payment of additional amounts:

(a)	to any person in respect of whom such taxes are required to be withheld or deducted as a result of such person or any other person that has a beneficial interest in respect of any payment under the Notes not dealing at arm’s length with the Company (within the meaning of the Income Tax Act (Canada)), (ii) being a “specified shareholder” (as defined in subsection 18(15) of the Income Tax Act (Canada)) of the Company, or (iii) not dealing at arm’s length (for the purposes of the Income Tax Act (Canada)) with such a “specified shareholder”;

(b)	to any person by reason of such person being connected with Canada (otherwise than merely by holding or ownership of a Note or receiving any payments or exercising any rights thereunder), including without limitation a non-resident insurer who carries on an insurance business in Canada and in a country other than Canada;

(c)	for or on account of any tax, assessment or other governmental charge which would not have been so imposed but for: (i) the presentation by the Holder of a Note for payment on a date more than 30 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later; or (ii) the Holder’s failure to comply with any certification, identification, information, documentation or other reporting requirements if compliance is required by law, regulation, administrative practice or an applicable treaty as a precondition to exemption from or a reduction in the rate of deduction or withholding of, any such taxes, assessment or charge;

(d)	for or on account of any estate, inheritance, gift, sales, transfer, personal property tax or any similar tax, assessment or other governmental charge;

(e)	for or on account of any tax, assessment or other governmental charge required to be withheld by any Paying Agent from any payment to a person on a Note if such payment can be made to such person without such withholding by at least one other Paying Agent the identity of which is provided to such person;

(f)	for or on account of any tax, assessment or other governmental charge which is payable otherwise than by withholding from a payment on a Note;
(g)	any withholding or deduction imposed pursuant to: (i) Sections 1471 to 1474 of the U.S. Internal Revenue Code of 1986, as amended (“FATCA”), or any successor version thereof, or any similar legislation imposed by any other governmental authority, (ii) any treaty, law, regulation or other official guidance enacted by Canada implementing FATCA or an intergovernmental agreement with respect to FATCA or any similar legislation imposed by any other governmental authority, or (iii) any agreement between the Corporation or the Guarantors and the United States or any authority thereof implementing FATCA; or

(h)	for any combination of items (a), (b), (c), (d), (e), (f) and (g);

nor will additional amounts be paid with respect to any payment on a Note to a Holder who is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of Canada (or any political subdivision thereof) to be included in the income for Canadian federal income tax purposes of a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to payment of the additional amounts had such beneficiary, settlor, member or beneficial owner been the Holder of such Note.

The Company will furnish to the Holders of the Notes by mail, within 30 days after the date of the payment of any Canadian Taxes is due under applicable law, certified copies of tax receipts or other documents evidencing such payment.

Wherever in this Note or the Indenture there is mentioned, in any context, the payment of principal (and premium, if any), interest or any other amount payable under or with respect to the Notes, such mention shall be deemed to include mention of the payment of additional amounts to the extent that, in such context additional amounts are, were or would be payable in respect thereof.

The Company may, at any time, and from time to time, issue additional Notes under the Indenture in unlimited amounts having the same terms as this Note, and such additional Notes will, together with this Note and any Notes which may be issued in exchange or substitution herefor, constitute a single series of Notes under the Indenture.

The Notes of this series will be subject to redemption at any time at a Redemption Price equal to the principal amount of the Notes, together with accrued and unpaid interest to the Redemption Date, upon the giving of notice by first-class mail at least 10 days, but not more than 60 days, before the Redemption Date to each Holder of the Notes to be redeemed, if the Company (or its successor) determines that (1) as a result of (A) any amendment to or change (including any announced prospective change) in the laws or related regulations of Canada (or the Company’s successor’s jurisdiction of organization) or of any applicable political subdivision or taxing authority or (B) any amendment to or change in an interpretation or application of such laws or regulations by any legislative body, court, governmental agency or regulatory authority announced or becoming effective on or after February 18, 2020, the Company has or will become obligated to pay, on the next Interest Payment Date for the Notes, additional amounts with respect to any Notes of the series as described above, or (2) on or after February 18, 2020, any action has been taken by any taxing authority of, or any decision has been rendered by a court in, Canada (or the Company’s successor’s jurisdiction of organization) or any applicable political subdivision or taxing authority, including any of those actions specified in (1) above, whether or not the action was taken or decision rendered with respect to the Company, or any change, amendment, application or interpretation is officially proposed, which, in the opinion of the Company’s counsel, will result in the Company becoming obligated to pay, on the next Interest Payment Date, additional amounts with respect to any Note of the series, and the Company has determined that the obligation cannot be avoided by the use of reasonable available measures.

The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Note or certain restrictive covenants and Events of Default with respect to this Note, in each case upon compliance with certain conditions set forth in the Indenture.

If an Event of Default with respect to Notes of this series shall occur and be continuing, the principal of the Notes of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Notes at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Notes of each series at the time Outstanding, on behalf of the Holders of all Notes of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

As provided in and subject to the provisions of the Indenture, the Holder of this Note shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Notes of this series, the Holders of not less than 25% in principal amount of the Notes of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of Notes of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Note for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, certain obligations of the Company under the Indenture and this Note are guaranteed pursuant to guarantees endorsed hereon as provided in the Indenture.  Each Holder, by holding this Note, agrees to all of the terms and provisions of said guarantees.  The Indenture provides that either guarantor shall be released from its guarantee upon the occurrence of certain events.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Notes of this series are issuable only in registered form without coupons in denominations of US$2,000 and integral multiples of US$1,000 thereof. As provided in the Indenture and subject to certain limitations therein set forth, Notes of this series are exchangeable for a like aggregate principal amount of Notes of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.